Exhibit 99.1

ANTARES PHARMA PROVIDES XYOSTED™ REGULATORY UPDATE

EWING, NJ, October 12, 2017 -- Antares Pharma, Inc. (NASDAQ: ATRS) today announced that, on October 11, 2017, the Company received a letter from the U.S. Food and Drug Administration (FDA) stating that, as part of their ongoing review of the Company’s New Drug Application (NDA) for XYOSTED™ (testosterone enanthate) injection, they have identified deficiencies that preclude the continuation of the discussion of labeling and postmarketing requirements/commitments at this time.  The letter does not specify the deficiencies identified by the FDA and there has been no further clarification of the deficiencies by the FDA at this time.  We anticipate receiving further clarification from the FDA on or before the Prescription Drug User Fee Act (PDUFA) date of October 20, 2017.  The Company intends to work with the FDA to understand the nature of the deficiencies once identified and resolve them as quickly as possible.

On December 20, 2016, the Company submitted to the U.S. Food and Drug Administration a New Drug Application pursuant to section 505(b)(2) of the Federal Food, Drug and Cosmetic Act (FDCA), for testosterone enanthate subcutaneous injection.  On February 24, 2017, the Company received a letter from the FDA notifying the Company that the FDA assigned a PDUFA target date for completion of its review by October 20, 2017.  On September 22, 2017, the Company received labeling comments from the FDA which the Company responded to on September 29, 2017.

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company’s product, OTREXUP® (methotrexate) injection for subcutaneous use, is approved in the U.S. for the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. The Company’s product Sumatriptan Injection USP, is approved in the U.S. for the acute treatment of migraine and cluster headache and is distributed by Teva Pharmaceutical Industries, Ltd. (Teva). Antares Pharma is also developing XYOSTED™ for testosterone replacement therapy and has filed a New Drug Application with the U.S. Food and Drug Administration. The Company's technology platforms include VIBEX® disposable auto injectors and disposable multi-use pen injectors. Antares Pharma has license, development and supply agreements with Teva that include VIBEX® epinephrine, exenatide multi-dose pen, and teriparatide multi-dose pen. The Company is also working with AMAG Pharmaceuticals on a subcutaneous method for administering Makena, a progesterone product indicated for use in lowering the risk of pre-term birth.  For more information, visit www.antarespharma.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: the Company’s ability to resolve the deficiencies once identified by the FDA in the Company’s NDA for XYOSTED and the timeframe associated with such resolution, whether the Company will be able to respond to the deficiencies and whether any such response will be accepted by the FDA, FDA approval of the Company’s NDA for XYOSTED and future market acceptance and revenue for XYOSTED, successful completion of the transaction with Ferring International

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Exhibit 99.1

Center, S.A. and satisfaction of the various conditions in the Ferring asset purchase agreement and payment of the full purchase price, FDA approval of the sNDA submitted by AMAG Pharmaceuticals for an auto injector for Makena and future market acceptance and revenue of the same; the outcome of the pending patent litigation between Teva Pharmaceutical Industries, Ltd. (Teva) and Eli Lilly and the Company regarding the Teriparatide multi-dose pen; FDA action with respect to Teva’s Abbreviated New Drug Application (“ANDA”) for the Teriparatide multi-dose pen and the timing and approval, if any, by the FDA of the same; Teva’s expectations about timing and approval of the VIBEX® epinephrine pen ANDA by the FDA and potential product launch of the same, the therapeutic equivalence rating thereof, and any future revenue from the same; Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; FDA action with respect to Teva’s ANDA filed for the Exenatide pen and future revenue from the same; continued growth of prescriptions and sales of OTREXUP®;  the timing and results of research projects, clinical trials,  and product candidates in development; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contact:

Jack Howarth

Vice President, Corporate Affairs of Antares

609-359-3016

jhowarth@antarespharma.com

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